Exhibit 10.160

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of July 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), by Tiffany and Company, a New York corporation, Tiffany & Co. International, a Delaware corporation and Tiffany & Co. Japan Inc., a Delaware corporation (together with their respective successors and assigns, the “Guarantors”) is in favor of each of the Noteholders (as such term is hereinafter defined).

1. PRELIMINARY STATEMENT

(a) Tiffany & Co., a Delaware corporation (together with its successors and assigns, the “Company”), has authorized the issuance of its (i) 10.0% Series A Senior Notes due April 9, 2018 in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the “Series A Notes”), (ii) 4.40% Series B-M Senior Notes due July 25, 2042 in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) (the “Series B Notes”) and (iii) additional senior promissory notes in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the “Shelf Notes” and together with the Series A Notes and the B Notes, collectively, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”), pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and, with respect to the Series A Notes, the respective purchasers of Series A Notes listed on Schedule A attached thereto (the “Series A Purchasers”) and, with respect to the Series B Notes, the respective purchasers of Series B Notes listed on Schedule A attached thereto (the “Series B Purchasers”) and, with respect to any Accepted Note, the respective purchasers listed on the Purchaser Schedule attached to the applicable Confirmation of Acceptance (the “Shelf Note Purchasers” and, together with the Series A Purchasers and the Series B Purchasers, the “Purchasers”).

(b) The Note Purchase Agreement, among other things, amends and restates in its entirety each of the Original Shelf Agreement and the Original Series A Notes (as such terms are defined in the Note Purchase Agreement).

(c) In connection with the Original Shelf Agreement, the Guarantors entered into that certain Guaranty Agreement, dated as of December 23, 2008 in favor of the Series A Purchasers and the Shelf Purchasers (as defined therein) (the “Original Guaranty”).

(d) In order to induce the Series A Purchasers to amend and restate the Original Shelf Agreement and the Original Series A Notes, and to induce the Purchasers (other than the Series A Purchasers) to purchase the Notes from the Company, the Company has agreed that it will cause each Guarantor to amend and restate the Original Guaranty in its entirety and to guaranty unconditionally all of the obligations of the Company to pay principal of and interest and Make-Whole Amount on the Notes and all other amounts payable by the Company under the terms of the Notes and the Note Purchase Agreement pursuant to the terms and provisions hereof.

(e) This Guaranty amends and restates in its entirety the Original Guaranty.

(f) Each Guarantor and the Company are operated as part of one combined business group and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Guaranty by each Guarantor, and the incurrence of such indebtedness is in the best interests of each Guarantor. The Company and each Guarantor have induced the Purchasers to purchase the Notes based on the consolidated financial condition of each Guarantor and the Company.

(g) All acts and proceedings required by law and by the certificate of incorporation and bylaws of each Guarantor necessary to constitute this Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized.

2. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

2.1. Guarantied Obligations.

Each Guarantor, in consideration of the execution and delivery of the Note Purchase Agreement, the purchase of the Notes by the Purchasers and other consideration, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each holder of Notes (each such holder being referred to herein as a “Noteholder” and, collectively, as the “Noteholders”), whether such Note has been issued, is being issued on the date hereof or is hereafter issued in compliance with the provisions of the Note Purchase Agreement, as and for each Guarantor’s own debt, until final and indefeasible payment has been made in cash

(a) the due and punctual payment of the principal of and accrued and unpaid interest (including, without limitation, interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) and Make-Whole Amount, if any, and any other fees and expenses, on the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the Noteholders under the Note Purchase Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, including, without limitation, overdue interest, indemnification payments and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing any obligations of the Company under the Note Purchase Agreement and the Notes; it being the intent of each Guarantor that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection; and

(b) the prompt and complete payment, on demand, of any and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing the obligations of such Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of the Noteholders’ special counsel.

All of the obligations set forth in clauses (a) and (b) of this Section 2.1 are referred to herein as the “Guarantied Obligations” and the guaranty thereof contained herein is referred to herein as the “Unconditional Guaranty.” The Unconditional Guaranty is a primary, original and immediate obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment in cash of the Guarantied Obligations.

2.2. Performance Under the Note Purchase Agreement.

In the event the Company fails to pay, perform. keep, observe, or fulfill any Guarantied Obligation specified in clause (a) of Section 2.1 in the manner provided in the Notes or in the Note Purchase Agreement, each Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, the Guarantied Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

2.3. Releases.

Each Guarantor consents and agrees that, without notice to or by any Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of each Guarantor hereunder, each Noteholder, in the manner provided herein, by action or inaction, may:

(a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or agreement or instrument related thereto or hereto;

(b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c) grant waivers, extensions, consents and other indulgences to the Company or any other Guarantor or guarantors in respect of any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related thereto or hereto;

(d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related hereto;

(e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

(f) sell, exchange, release, surrender or enforce, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Company, each Guarantor or another guarantor of the Company’s obligations under the Note Purchase Agreement, the Notes, any other guaranty thereof or any agreement or instrument related hereto.

2.4. Waivers.

To the fullest extent permitted by law, each Guarantor does hereby waive:

(a) any notice of:

(i) acceptance of the Unconditional Guaranty;

(ii) any purchase of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to each Guarantor’ rights to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations owing to such Noteholder at any reasonable time;

(iii) any adverse change in the financial condition of the Company or any other fact that might increase, expand or affect each Guarantor’s risk hereunder;

(iv) presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

(v) any Default or Event of Default; and

(vi) any notice or demand of any kind or nature whatsoever to which each Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor pursuant to the terms of this Guaranty);

(b) any right, by statute or otherwise, to require any Noteholder to institute suit against the Company or any other guarantor or to exhaust the rights and remedies of any Noteholder against the Company or any other guarantor, each Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Noteholders by each Guarantor;

(c) the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of any Guarantor made under any judgment, order or decree based on this Guaranty, and each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, such law; and

(d) any defense or objection to the absolute, primary, continuing nature, or the validity, enforceability or amount of the Unconditional Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount of the Unconditional Guaranty shall be unaffected by), any of the following:

(i) any change in future conditions;

(ii) any change of law;

(iii) any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) by the Company or any other Person;

(iv) the execution and delivery of any agreement at any time hereafter (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) of the Company or any other Person;

(v) the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations;

(vi) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Guarantor;

(vii) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any Guarantor, or sequestration or seizure of any property of the Company or any Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or any Guarantor;

(viii) any disability or other defense of the Company or any Guarantor to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in cash;

(ix) the cessation from any cause whatsoever of the liability of the Company or any Guarantor in respect of the Guarantied Obligations (other than as provided herein), and any other defense that any Guarantor may otherwise have against the Company or any Noteholder;

(x) impossibility or illegality of performance on the part of the Company or any Guarantor under the Note Purchase Agreement, the Notes or this Guaranty;

(xi) any change of the circumstances of the Company, any Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor and whether or not of the kind hereinbefore specified;

(xii) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement or the Notes or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

(xiii) any change in the ownership of the equity securities of the Company, any Guarantor or any other Person liable in respect of the Notes; or

(xiv) any other action, happening, event or reason whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of their obligations under the Note Purchase Agreement, the Notes or this Guaranty.

2.5. Certain Waivers of Subrogation, Reimbursement and Indemnity.

Each Guarantor hereby acknowledges and agrees that:

(a) no Guarantor shall have any right of subrogation, contribution, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or property of the Company;

(b) no Guarantor will file any claims against the Company or the estate of the Company in the course of any proceeding under any applicable bankruptcy or insolvency law in respect of the rights referred to in this Section 2.5; and

(c) each holder of Notes may specifically enforce the provisions of this Section.

2.6. Indemnity.

As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Noteholders that, should the Guarantied Obligations not be recoverable from any Guarantor for any reason whatsoever (including, without limitation, by reason of any provision of the Note Purchase Agreement, the Notes or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, each Guarantor as sole, original and independent obligor, upon demand by the Noteholders, will make payment of the Guarantied Obligations to the Noteholders by way of a full indemnity in such currency and otherwise in such manner as is provided in the Note Purchase Agreement and the Notes.

2.7. Invalid Payments.

Each Guarantor further agrees that, to the extent the Company makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and each Guarantor shall be primarily liable for such obligation.

2.8. Marshaling.

Each Guarantor consents and agrees that each Noteholder, and each Person acting for the benefit of each Noteholder, shall be under no obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

2.9. Subordination, Subrogation, Etc.

Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Noteholders. Each Guarantor waives any right of subrogation to the rights of the Noteholders against the Company or any other Person obligated for payment of the Guarantied Obligations and any right of reimbursement, contribution or indemnity whatsoever (including, without limitation, any such right as against any other guarantor) arising or accruing out of any payment that any Guarantor may make pursuant to this Guaranty, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire amount of the Guarantied Obligations shall have been paid in full.

2.10. Subordination of Affiliate Obligations.

In the event that, for any reason whatsoever, the Company or a Person obligated in respect of the Guarantied Obligations pursuant to another guaranty, is now or hereafter becomes indebted to any Guarantor in any manner (an “Affiliate Obligation”), such Guarantor agrees that the amount of such Affiliate Obligation, interest thereon, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guarantied Obligations, and that such Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the Noteholders in respect of the Guarantied Obligations shall have been paid in full, except that such Guarantor may enforce any obligations in respect of any such Affiliate Obligation owing to such Guarantor from the Company or such indebted Person so long as all proceeds in respect of any recovery from such enforcement, to the extent of all amounts owing with respect to this Guaranty, shall be held by such Guarantor in trust for the benefit of the Noteholders. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to any Guarantor by the Company or such indebted Person on any such Affiliate Obligation during any time that a Default or an Event of Default exists and there are Guarantied Obligations outstanding, such Guarantor shall hold in trust all such payments, to the extent of all amounts owing with respect to this Guaranty, for the benefit of the Noteholders.

2.11. Set-off, Counterclaim or Other Deductions.

Except as otherwise required by law, each payment by any Guarantor shall be made without set-off, counterclaim or other deduction.

2.12. Election by Guarantors to Perform Obligations.

Any election by any Guarantor to pay or otherwise perform any of the obligations of the Company under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto shall not release the Company, such Guarantor or any other guarantor from such obligations or any of such Person’s other obligations under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto.

2.13. No Election of Remedies by Noteholders.

Each Noteholder shall, individually or collectively, have the right to seek recourse against any Guarantor to the fullest extent provided for herein for such Guarantor’s obligations under this Guaranty in respect of the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder’s right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Guaranty, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding.

2.14. Separate Action; Other Enforcement Rights.

Each of the rights and remedies granted under this Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder with notice by such Noteholder to, but without the consent of or any other action by, any other Noteholder; provided, however, that the maturity of the Notes may only be accelerated in accordance with the provisions of the Note Purchase Agreement or operation of law. Each Noteholder may proceed to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

2.15. Noteholder Set-off.

Each Noteholder shall have, to the fullest extent permitted by law and this Guaranty, a right of set-off against any and all credits and any and all other property of any or all of the Guarantors or any other Person, now or at any time whatsoever, with or in the possession of, such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of each Guarantor hereunder.

2.16. Delay or Omission; No Waiver.

No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person’s rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

2.17. Restoration of Rights and Remedies.

If any Noteholder shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and each Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

2.18. Cumulative Remedies.

No remedy under this Guaranty, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guaranty, the Note Purchase Agreement or the Notes.

2.19. Notices in Respect of Payments.

If any Guarantor shall pay to any Noteholder any amount in respect of the Guarantied Obligations, such Guarantor, within five (5) Business Days after making such payment, shall provide notice of such payment to each other Noteholder.

2.20. Limitation on Guarantied Obligation.

Notwithstanding anything in Section 2.1 or elsewhere in this Guaranty, the Note Purchase Agreement or the Notes to the contrary, the obligations of each Guarantor hereunder shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to each Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor hereunder).

2.21. Confirmation of Guaranty.

Promptly following the request of any holder of Notes in connection with any issuance of additional Notes pursuant to the terms of the Note Purchase Agreement, each Guarantor agrees to confirm in writing that the Unconditional Guaranty hereunder extends to the obligations of the Company evidenced by such newly issued Notes, and that such Notes are Guarantied Obligations hereunder.

2.22. Release of Guarantor.

The Unconditional Guaranty of any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Guaranty and to no longer constitute a Guarantor for purposes of the Note Purchase Agreement upon (i) the sale or other disposition by the Company or a Subsidiary of the Capital Stock of such Guarantor in compliance with the provisions of the Note Purchase Agreement, if as a result of such sale or other disposition, such Guarantor ceases to be a Subsidiary, or (ii) the written request for such termination made by such Guarantor to each holder of the Notes, accompanied by an Officer’s Certificate delivered to each holder certifying as to the satisfaction of the relevant requirements of this Section 2.22 with respect thereto, if (x) such Guarantor is no longer a borrower or guarantor under the Credit Agreement and has been released or discharged from its obligations thereunder, (y) such Guarantor shall not (after giving effect to any other release or termination occurring substantially simultaneously with the release and termination pursuant to this clause (ii)) then be Guaranteeing any other Indebtedness of the Company in excess of $20,000,000 in aggregate principal amount and (z) no Default or Event of Default shall have occurred and be continuing or would result from the termination of the Unconditional Guaranty of any Guarantor. At the request of the Company or the relevant Guarantor, the Purchasers shall execute and deliver an appropriate instrument, in the form provided by the Company or such Guarantor, evidencing the release of any Guarantor pursuant to this Section 2.22.

3. INTERPRETATION OF THIS GUARANTY

3.1. Terms Defined.

For purposes of this Guaranty, the following terms have the meanings specified below or provided for in the Section of this Guaranty referred to immediately following such term (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used herein and not otherwise defined herein have the meaning specified in the Note Purchase Agreement.

Affiliate Obligation — Section 2.10.

Company — Section 1(a).

Guarantied Obligations — Section 2.1.

Guarantors — has the meaning assigned to such term in the introductory paragraph hereof.

Note Purchase Agreement — Section 1(a).

Noteholder — Section 2.1.

Notes — Section 1(a).

Original Guaranty — Section 1(c).

Person — means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Purchasers — Section 1(a).

Series A Notes —Section 1(a).

Series B Notes —Section 1(a).

Series A Purchasers — Section 1(a).

Series B Purchasers — Section 1(a).

Shelf Note Purchasers — Section 1(a).

Shelf Notes — Section 1(a).

Unconditional Guaranty — Section 2.1.

3.2. Section Headings and Construction.

(a) Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Guaranty as a whole and not to any particular Section or other subdivision.

(b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

4. WARRANTIES AND REPRESENTATIONS

Guarantors warrant and represent, as of the date hereof, that each of the warranties and representations made by the Company in Section 5 of the Note Purchase Agreement with respect to each Guarantor are true with respect to each Guarantor on the date hereof.

5. GENERAL COVENANTS

Each Guarantor covenants and agrees that on and after the date hereof and so long as any of the Guarantied Obligations shall be outstanding:

5.1. Undertakings in the Note Purchase Agreement.

Each Guarantor will comply with each of the undertakings of the Company in the Note Purchase Agreement in respect of which the Company undertakes to cause such Guarantor to comply with such undertakings, as if such undertakings (as they apply to the Guarantors) were set forth at length herein as the undertakings of such Guarantor.

5.2. Payment of Notes and Maintenance of Offices.

Each Guarantor will punctually pay, or cause to be paid, all of the Guarantied Obligations when due and all other payment obligations required of it hereunder and will maintain an office at its address as set forth pursuant to Section 6.3 where notices, presentations and demands in respect of this Guaranty may be made upon it. Such office will be maintained at such address until such time as such Guarantor shall notify the Noteholders of any change of location of such office.

5.3. Further Assurances.

Each Guarantor will cooperate with the Noteholders and execute such further instruments and documents as the Noteholders shall reasonably request to carry out, to the reasonable satisfaction of the Noteholders, the transactions contemplated by the Note Purchase Agreement, the Notes and this Guaranty.

6. MISCELLANEOUS

6.1. Successors and Assigns.

(a) Whenever any Guarantor or any of the parties to the Note Purchase Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty by or on behalf of such Guarantor shall bind the successors and assigns of such Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

(b) Each Guarantor agrees to take such action as may be reasonably requested by any Noteholder in connection with the purchase by such Noteholder or the transfer of the Notes of such Noteholder in accordance with the requirements of the Note Purchase Agreement in connection with providing an executed copy of this Guaranty to the new Noteholder or Noteholders of such Notes; provided, however, that no additional obligations of such Guarantor shall thereby be created (beyond what is provided by this Guaranty).

6.2. Partial Invalidity.

The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

6.3. Communications.

All communications hereunder shall be in writing, shall be delivered in the manner required by the Note Purchase Agreement, and shall be addressed, if to any Guarantor, at the applicable address set forth on Annex 1 hereto, and if to any of the Noteholders:

(a) if such Noteholder is a Purchaser, at the address for such Noteholder set forth on Schedule A to the Note Purchase Agreement (in the case of a Series A Purchaser or a Series B Purchaser) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of a Shelf Note Purchaser), and further including any parties referred to on such schedules (which are required to receive notices in addition to such Noteholder, and

(b) if such Noteholder is not a Purchaser, at the address for such Noteholder set forth in the register for the registration and transfer of Notes maintained pursuant to Section 13.1 of the Note Purchase Agreement, or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 6.3. Notices shall be deemed given only when actually received.

6.4. Governing Law.

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.5. Effective Date.

This Guaranty shall be effective as of the date first written above.

6.6. Benefits of Guaranty Restricted to Noteholders.

Nothing express or implied in this Guaranty is intended or shall be construed to give to any Person other than each Guarantor and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of each Guarantor and the Noteholders.

6.7. Survival of Representations and Warranties.

All representations and warranties contained herein or made in writing by each Guarantor in connection herewith shall survive the execution and delivery hereof.

6.8. Expenses.

(a) Each Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Noteholders in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

(b) At any time when any of the Company or the Guarantors and the Noteholders are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, each Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys’ fees of one firm of attorneys and the reasonable fees of one firm of professional advisors) incurred by the Noteholders in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the Noteholders.

(c) If each Guarantor shall fail to pay when due any principal of, or interest on, or any other amount due in respect of any Note, each Guarantor shall pay to each Noteholder, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by such Noteholder in collecting any sums due on the Notes.

6.9. Amendment.

This Guaranty may be amended only in a writing executed by each Guarantor and each Noteholder.

6.10. Survival.

So long as the Guarantied Obligations and all payment obligations of each Guarantor hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor hereunder shall survive the transfer and payment of any Note and the payment in full of all the Notes.

6.11. Entire Agreement.

This Guaranty constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

6.12. Duplicate Originals.

Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

6.13. Waiver of Jury Trial; Consent to Jurisdiction; Etc.

(a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

(b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS GUARANTY OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

(d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed on each Guarantor’s behalf by a duly authorized officer of each such Guarantor.

TIFFANY AND COMPANY

By:	/s/ Michael W. Connolly
Name:	Michael W. Connolly
Title:	Vice President and Treasurer

TIFFANY & CO. INTERNATIONAL

By:	/s/ Michael W. Connolly
Name:	Michael W. Connolly
Title:	Treasurer

TIFFANY & CO. JAPAN INC.

By:	/s/ Michael W. Connolly
Name:	Michael W. Connolly
Title:	Treasurer

Each of the undersigned hereby consents to the amendment and restatement of the Original Guaranty as provided above.

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

By: Metropolitan Life Insurance Company, its Investment Manager

METLIFE REINSURANCE COMPANY OF VERMONT

By: Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

ANNEX 1

ADDRESSES OF GUARANTORS

Tiffany and Company

c/o Tiffany & Co.

727 Fifth Avenue

New York, New York 10022

Attn: Chief Financial Officer

Fax: (212) 230-5336

Tiffany & Co. International

c/o Tiffany & Co.

727 Fifth Avenue

New York, New York 10022

Attn: Chief Financial Officer

Fax: (212) 230-5336

Tiffany & Co. Japan Inc.

c/o Tiffany & Co.

727 Fifth Avenue

New York, New York 10022

Attn: Chief Financial Officer

Fax: (212) 230-5336